FORM OF NOTE

$50,000,000.00                                                  July 16, 1998
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     FOR VALUE RECEIVED, the undersigned WELLSFORD/WHITEHALL HOLDINGS,
L.L.C., a Delaware limited liability company, hereby promises to pay to PACIFIC LIFE INSURANCE COMPANY or order, in accordance with the terms of that certain First Amended and Restated Loan Agreement dated as of July 16, 1998 (the "Loan Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, Goldman Sachs Mortgage Company, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of FIFTY MILLION and no/100 DOLLARS ($50,000,000.00), or such amount as may be advanced by the payee hereof under the Loan Agreement with daily interest from the date hereof, computed as provided in the Loan Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Loan Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Loan Agreement. Interest shall be payable on the dates specified in the Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     Payments hereunder shall be made to BankBoston, N.A., as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

     This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Loan Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Loan Agreement, and prepayment is permitted or prohibited in whole or from time to time in part, all as set forth in the Loan Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Loan Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws rules of any jurisdiction).

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Loan Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                              WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a
                              Delaware limited liability company

                              By: Wellsford/Whitehall Properties II, L.L.C., a Delaware limited liability company, its managing member

                                   By:  Wellsford Commercial Properties
                                        Trust, a Maryland real estate
                                        investment trust, its manager
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                                   By:  /s/  Gregory F. Hughes
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                                        Name: Gregory F. Hughes
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                              Title: CFO & Treasurer
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